UNITIED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                 September 10, 2003

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4222 Emperor Boulevard, Suite 470, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code             (919) 941-9777

(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events.

On September 10, 2003, Inspire Pharmaceuticals, Inc. issued the following press release:

“INSPIRE PHARMACEUTICALS APPOINTS KENNETH B. LEE, JR. TO

BOARD OF DIRECTORS

“DURHAM, NC – September 10, 2003 – Inspire Pharmaceuticals, Inc. (Nasdaq: ISPH) today announced the appointment of Kenneth B. Lee, Jr. to Inspire’s Board of Directors. Jesse I. Treu, Ph.D. is retiring from the Board after eight years of service. The number of Board members remains unchanged at seven.

“Mr. Lee has over 30 years of experience advising management and Boards of Directors of technology-based companies. He is a former Ernst & Young partner and was instrumental in the founding and successful development of the Ernst & Young life science practice in the San Francisco Bay Area. Mr. Lee is currently a General Partner with BioVista Capital, L.L.C. He serves on the boards of three other public companies; Abgenix, CV Therapeutics and Pozen; and one start-up company in North Carolina, Hemocellular Therapeutics. During his tenure with Ernst & Young, he co-founded the National Conference on Biotechnology Ventures, the International Strategic Partnering Conference and the Palo Alto Center for Strategic Transactions. Mr. Lee received a Bachelor of Arts degree from Lenoir-Rhyne College and an M.B.A. from the University of North Carolina at Chapel Hill.

“Leaving Inspire’s Board is Jesse I. Treu, Ph.D., General Partner and Managing Member of Domain Associates, L.L.C., which was an initial investor in Inspire. Dr. Treu has served on the Board since the Company began operations in 1995. He has been a Director of over twenty early stage healthcare companies, thirteen of which have so far become successful public companies.

“W. Leigh Thompson, M.D., Ph.D., D.Sc., Inspire’s Chairman, stated, ‘We appreciate the contributions that Jesse has made to the Board over the past eight years. His vision and commitment were instrumental in the development of the Company.’ Dr. Thompson added, ‘We look forward to Ken joining the Board. Ken’s strong financial background and extensive experience advising high growth, entrepreneurial, technology-based companies are key assets to Inspire as we develop our commercial infrastructure in preparation for the potential launch of diquafosol for dry eye in the first half of 2004.’

“Dr. Treu commented, ‘It has been a pleasure working with all the outstanding people at Inspire, and I am gratified to have been a part of building this exciting company.’

“About Inspire

“Inspire Pharmaceuticals, Inc. discovers and develops new drugs to treat diseases characterized by deficiencies in the body’s innate defense mechanisms of mucosal hydration and mucociliary clearance, as well as other non-mucosal disorders. Mucosal defense mechanisms are the natural way that the body defends its mucosal surfaces against dust, pollutants, bacteria and viruses. Inspire’s lead product candidates target ophthalmic and respiratory diseases with inadequate current treatments and which represent large therapeutic market opportunities. Inspire has development and commercialization alliances with Allergan, Inc., Santen Pharmaceutical Co., Ltd. and Kirin Brewery Co., Ltd., and has a collaboration with Cystic Fibrosis Foundation Therapeutics, Inc. Inspire’s products are based on proprietary technology relating to P2Y2 receptors and to non-P2Y2 receptors that show therapeutic promise, including P2Y12.

“Forward-Looking Statements

“The forward-looking statements in this news release relating to management’s expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue and earnings expectations, intellectual property rights and litigation, competitive products, results of clinical trials, the need for additional research and testing, delays in manufacturing, funding and the timing and content of decisions made by regulatory authorities, including the United States Food and Drug Administration. Further information regarding factors that could affect Inspire’s results is included in Inspire’s filings with the Securities and Exchange Commission. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof.”

# # #

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Gregory J. Mossinghoff

Gregory J. Mossinghoff President and Secretary

Dated: September 10, 2003